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                                                             EXHIBIT 10(XXIII)


                       JOANAYE 0 JOAO SALIM NAVEGACAO LTD.

                09 Carlos Ano Bom Street - Phone: +55 91 255-2636
              CEP (zip code)67033-660 - Ananindcua - Para - Brazil
               CGC 34.633.727/0001-28 State Inscrip. 15.148.522-4

                                 PROPOSAL FOR SALE AND PURCHASE AND
                                 AUTHORIZATION FOR EXPLORATION OF TIMBER
                                 IN LOGS WITH FOREST MANAGEMENT

JOAO SALIM, PEDRO GALLETTI, JOSE CARLOS GALETTI and others, owners of a total of 46 parcels of lands in the municipalities of BREVES, PORTEL, and BAGRE, in which various forest management projects are underway, with a total commercial exploration of approximately 500 cm3 (FIVE HUNDRED CUBIC METERS).

The aforementioned parties offer to sell to the company EQUATORIAL RESOURCES (BRAZIL) LTDA, according to the conditions set for hereinafter.

The owners of the aforementioned lands, having entered into complete agreement with all the involved parties, have signed this present agreement, to sell the timer withdrawn from the already liberated management projects upon receipt of RS 7.50 (SEVEN REAL AND FIFTY REALS) per cubic meter of logs of any and all species, with all extraction and transport expenses the responsibility of the Buyer under the conditions and in compliance to specifications laid out by IBAMA and upon payment by the buyer of RS 1,000,000.00 (ONE MILLION REALS), once signed, the owners of the aforesaid lands commit themselves to place all the properties with a total of approximately 300 thousand hectares at the disposal of the company EQUATORIAL RESOURCES (BRAZIL) LTDA, by means of new contracts to be drawn up in the future.

The sellers hereby commit themselves to comply with this present letter of intentions of sale and purchase on or before March 30, 1997, in case this proposal is accepted by the buyer in accordance to norms of IBAMA, the forest management projects included in this contract shall enter into force upon the signature of the definitive contract.



                                             Belem, PA, February 28, 1997

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                                             JOAO SALIM and OTHERS



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                                             EQUATORIAL RESOURCES (BRAZIL) LTDA